    As filed with the Securities and Exchange Commission on December 22, 2000
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                 ---------------

                              WELLS FARGO & COMPANY
               (Exact name of registrant as specified in charter)


      Delaware                     6712                         41-0449260
  (State or other            (Primary Standard                (IRS Employer
  jurisdiction of        Industrial Classification        Identification Number)
  incorporation or              Code Number)
   organization)

                              Wells Fargo & Company
                              420 Montgomery Street
                         San Francisco, California 94163
                                 (800) 411-4932
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

              Wells Fargo Financial Thrift and Profit Sharing Plan
                            (Full title of the plan)

                                 ---------------

                                Stanley S. Stroup
                  Executive Vice President and General Counsel
                              Wells Fargo & Company
                              420 Montgomery Street
                         San Francisco, California 94163
                                  415-396-6019
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                   Copies to:

                                Robert J. Kaukol
                              Wells Fargo & Company
                           1050 17th Street, Suite 120
                             Denver, Colorado 80265
                                 (303) 899-5802

                                 ---------------

                                            CALCULATION OF REGISTRATION FEE
=========================================== ================== ===================== ===================== ================
                                                                  Proposed Maximum      Proposed Maximum        Amount Of
     Title Of Each Class of Securities         Amount To Be        Offering Price          Aggregate          Registration
             To Be Registered                   Registered            Per Unit           Offering Price            Fee
------------------------------------------- ------------------ --------------------- --------------------- ----------------

Common stock, $1-2/3 par value, and              4,000,000           $50.06 (2)           $200,240,000       $50,060.00(3)
associated preferred stock purchase
rights(1)
=========================================== ================== ===================== ===================== ================

(1)  Each share of common stock includes one preferred stock purchase right.
(2) Determined in accordance with Rule 457(h) based on the average of the high and low sales prices of the registrant's common stock for December 15, 2000, as reported on the New York Stock Exchange.
(3)  Based on .00025 of the proposed maximum aggregate offering price.

                                 ---------------

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Wells Fargo & Company ("Wells Fargo") with the Securities and Exchange Commission (the "Commission") (File No. 001-02979) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          o Annual Report on Form 10-K for the year ended December 31, 1999, including information specifically incorporated by reference into the Form 10-K from Wells Fargo's 1999 Annual Report to Stockholders and Wells Fargo's definitive Notice and Proxy Statement for Wells Fargo's 2000 Annual Meeting of Stockholders;

          o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

          o Current Report on Form 8-K filed November 30, 2000, which includes as Exhibits 99(a) and 99(b), respectively, the Supplemental Consolidated Management's Discussion and Analysis of Results of Operations and Financial Condition and Supplemental Financial Statements of Wells Fargo as of and for the three years ended December 31, 1999, and the Supplemental Consolidated Management's Discussion and Analysis of Results of Operations and Financial Condition and Supplemental Financial Statements of Wells Fargo as of and for the nine months ended September 30, 2000.

          o Current Reports on Form 8-K filed January 18, 2000, January 26, 2000, April 12, 2000, April 18, 2000, July 18, 2000, September
               28, 2000 and October 17, 2000;

          o The description of Wells Fargo's common stock contained in Wells Fargo's Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed to update such description;

          o The description of Wells Fargo's preferred stock purchase rights contained in Wells Fargo's Registration Statement on Form 8-A dated October 21, 1998, including any amendment or report filed to update such description; and

          o All documents filed by Wells Fargo with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the registrant. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index

          Wells Fargo or its subsidiary, Wells Fargo Financial, Inc., will submit or has submitted the Wells Fargo Financial Thrift and Profit Sharing Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 22, 2000.

                                     WELLS FARGO & COMPANY

                                     By:       /s/ Richard M. Kovacevich
                                         ---------------------------------------
                                                 Richard M. Kovacevich
                                         President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 22, 2000 by the following persons in the capacities indicated:

  /s/ Richard M. Kovacevich                President and Chief Executive Officer
------------------------------             (Principal Executive Officer)
     Richard M. Kovacevich

     /s/ Ross J. Kari                      Executive Vice President
------------------------------             and Chief Financial Officer
        Ross J. Kari                       (Principal Financial Officer)


  /s/ Les L. Quock                         Senior Vice President and Controller
------------------------------             (Principal Accounting Officer)
     Les L. Quock

LES BILLER                    RICHARD D. McCORMICK
MICHAEL R. BOWLIN             CYNTHIA H. MILLIGAN
DAVID A. CHRISTENSEN          BENJAMIN F. MONTOYA
SPENCER F. ECCLES             PHILIP J. QUIGLEY
SUSAN E. ENGEL                DONALD B. RICE               A majority of the
PAUL HAZEN                    JUDITH M. RUNSTAD            Board of Directors*
ROBERT L. JOSS                SUSAN G. SWENSON
REATHA CLARK KING             MICHAEL W. WRIGHT
RICHARD M. KOVACEVICH

----------------
*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                       /s/ Richard M. Kovacevich
                                     -------------------------------------------
                                        Richard M. Kovacevich
                                        Attorney-in-Fact

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Des Moines, state of Iowa, on December 22, 2000.

                                      WELLS FARGO FINANCIAL THRIFT
                                      AND PROFIT SHARING PLAN


                                      By the Retirement Committee:


                                          By /s/ James E. Goodson
                                             --------------------------------
                                              James E. Goodson, Member

                                          By /s/ Patricia McFarland
                                             --------------------------------
                                              Patricia McFarland, Member

                                          By /s/ Dennis E. Young
                                             --------------------------------
                                              Dennis E. Young, Member

                                INDEX TO EXHIBITS

        Number                             Description
        ------                             -----------

          5             Opinion of Stanley S. Stroup.

         23.1           Consent of Stanley S. Stroup (included in Exhibit 5).

         23.2           Consent of KPMG LLP.

         24.1           Powers of Attorney.